UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 4, 2014

CDI Corp.

(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania

(State or Other Jurisdiction of Incorporation)

001-05519	23-2394430
(Commission File Number)	(IRS Employer Identification No.)

1717 Arch Street, 35th Floor, Philadelphia, PA	19103-2768
(Address of Principal Executive Offices)	(Zip Code)

(215) 569-2200

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

CDI Corporation (“CDI”), a subsidiary of CDI Corp., and International Business Machines Corporation (“IBM”) executed an Amendment (the “Amendment”) to the Master Statement of Work (“SOW”) between IBM and CDI. CDI provides information technology staffing services to IBM under the SOW. The Amendment, which was effective on December 4, 2014, extends the term of the SOW until December 31, 2017 (or later, when CDI’s services and deliverables are completed). In addition, under the Amendment, IBM’s payment terms will be net 65 days in 2015, net 70 days in 2016 and net 75 days in 2017 (as compared to net 60 days currently). A copy of the Amendment is attached as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the Amendment is qualified in its entirety by reference to the Amendment attached as Exhibit 10.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 10.1	Amendment to Master Statement of Work between International Business Machines Corporation and CDI Corporation effective on December 4, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CDI CORP.
(Registrant)

By:	/s/ Brian D. Short
Brian D. Short
Senior Vice President,
Chief Administrative Officer
and General Counsel

Date: December 29, 2014

EXHIBIT INDEX

Number	Description

10.1	Amendment to Master Statement of Work between International Business Machines Corporation and CDI Corporation effective on December 4, 2014.